Exhibit 10.6

SECOND AMENDMENT OF
JOHN BEAN TECHNOLOGIES CORPORATION
SALARIED EMPLOYEES’ EQUIVALENT RETIREMENT PLAN

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Salaried Employees’ Equivalent Retirement Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 9 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects, effective January 1, 2010:

1.	Section 5 of the Plan is hereby amended in its entirety to read as follows:

5.
Establishment of Trust.  The Company may, in its sole discretion, establish a rabbi trust in order to accumulate assets to pay Plan obligations.  Such trust, if established, shall be an irrevocable trust subject to the jurisdiction of U.S. federal courts that may hold an insurance contract or contracts and/or such other assets as determined by the Company.  The assets and income of the trust, if established, will be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.  Any establishment or maintenance of a rabbi trust will not affect the Company's liability to pay Excess Benefits, except that the liability shall be reduced to the extent assets of the trust are used to pay Excess Benefits.  A Participant will have no claim in any asset of the trust, if established, or in specific assets of the Company or any Employer, and will have the status of a general unsecured creditor for any amounts due under this Plan.

2.	The first paragraph of Section 6 of the Plan is hereby amended to add the following sentence to the end thereof which shall read as follows:

Notwithstanding any provision of the Plan to the contrary, except for the application of the “specified employee” rule set forth below, if the actuarial equivalent present value of a separated Participant’s Excess Benefit is not greater than $10,000, then such Excess Benefit shall be paid to the Participant in a lump sum within 90 days following the Participant’s separation from service.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this _______ day of ________________ 2009.

JOHN BEAN TECHNOLOGIES CORPORATION

By:__________________________________

Its:__________________________________